Exhibit 99.1
Fastly Announces Leadership Transition in Go To Market as Scott Lovett Plans to Retire
Search begins for Chief Revenue Officer; Lovett will lead GTM organization through transition
SAN FRANCISCO – November 4, 2026 – Fastly, Inc. (NASDAQ: FSLY), a leader in global edge cloud platforms, today announced that Scott R. Lovett, President, Go To Market, plans to retire in 2027. Fastly is beginning a comprehensive search for a Chief Revenue Officer.
Since joining Fastly in 2024, Lovett has spearheaded a transformation of the company’s go-to-market organization. Under his leadership, Fastly deepened executive selling across its largest enterprise accounts, strengthened multi-product suite adoption, and accelerated expansion across key strategic regions. Lovett built a strong roster of leaders across sales, marketing, channel, and customer success who continue to drive day-to-day operations and customer value.
“Scott has elevated our go-to-market engine,” said Kip Compton, Chief Executive Officer. “Delivering four straight quarters of revenue growth of 20% or more demonstrates the power of our go-to-market strategy and the strong bench of seasoned leaders he assembled. I’m grateful for his leadership. We have a solid foundation to build upon, and I look forward to partnering with Scott to identify our next CRO and accelerate our momentum.”
“I’ve loved my time at Fastly. It’s been a privilege to lead this team and help drive our go-to-market transformation,” said Scott Lovett. “Fastly is a special place. The partnerships we build with our customers are unlike anything I’ve seen elsewhere and that’s why I know Fastly will keep innovating as the world rapidly evolves. I’m proud of what we’ve built, and no one will cheer louder for this team's continued success than me.”
Lovett will continue in his current role running the global Go To Market organization and will partner closely with Compton on the search. He is expected to remain in his role through a transition period, including the appointment of a CRO and the transition is completed. Following his retirement, Lovett is expected to serve as a Senior Advisor to Fastly.

About Fastly, Inc.

Fastly’s (Nasdaq: FSLY) powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at a global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Universal Music Group, and SeatGeek. Learn more about Fastly at www.fastly.com, and follow us @fastly.

Forward-looking statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding Mr. Lovett’s planned retirement in 2027; the anticipated leadership transition, including the search for and the appointment of a

Chief Revenue Officer; Mr. Lovett’s continued service through the transition period and his expected service as a Senior Advisor; the continued contributions of our go-to-market leadership team; and our future financial and operating performance, including our ability to accelerate momentum and continue to innovate. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including those more fully described in Fastly's Annual Report on Form 10-K for the year ended December 31, 2025. Additional information will also be set forth in Fastly’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and other filings and reports that Fastly may file from time to time with the SEC. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Contacts

Media Contact
Stacey Hurwitz
press@fastly.com

Investor Contact
Vernon Essi, Jr.
ir@fastly.com